                                                                      Exhibit 99
                                                                      ----------



                             IROQUOIS BANCORP, INC.

                               401(K) SAVINGS PLAN


                       Financial Statements and Schedules

                           December 31, 1998 and 1997


                   (With Independent Auditors' Report Thereon)

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

                                Table of Contents
                                -----------------



                                                                                              Page
                                                                                              ----
Independent Auditors' Reports                                                                  1-2

Financial statements for the years ended December 31, 1998 and 1997:

   Statements of Net Assets Available for Benefits at
   December 31, 1998 and 1997, with Fund Information                                           3-4

   Statements of Changes in Net Assets Available for
   Benefits for the Years Ended December 31, 1998 and 1997, with Fund Information              5-6

   Notes to financial statements                                                              7-12

Supplemental schedules as of and for the year ended December 31, 1998:

  Item 27a Schedule of Assets Held for Investment Purposes - Income Fund                        13

  Item 27a Schedule of Assets Held for Investment Purposes - Equity Fund                        14

  Item 27a Schedule of Assets Held for Investment Purposes - Balanced Fund                      15

  Item 27a Schedule of Assets Held for Investment Purposes - Common Stock Fund                  16

  Item 27a Schedule of Assets Held for Investment Purposes - Employee Loan Fund                 17

  Item 27d Schedule of Reportable (5%) Transactions                                             18

                          Independent Auditors' Report


The Pension Plan Trustees of Iroquois Bancorp, Inc.
     401(k) Savings Plan:


We have audited the accompanying statement of net assets available for benefits, with fund information of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1998, and the related statement of changes in net assets available for benefits, with fund information for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Iroquois Bancorp, Inc. 401(k) Savings Plan as of and for the year ended December 31, 1997 were audited by other auditors whose report dated March 3, 1998 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1998, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/The Fagliarone Group, P.C.
------------------------------
The Fagliarone Group, P.C.
Syracuse, NY


March 10, 1999

                          Independent Auditors' Report



The Pension Plan Trustees of Iroquois Bancorp, Inc.
     401(k) Savings Plan:

We have audited the accompanying statement of net assets available for benefits, with fund information of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1997, and the related statement of changes in net assets available for benefits, with fund information for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1997, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.



     /s/KPMG LLP
----------------
KPMG LLP


Syracuse, New York
March 3, 1998

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

      Statement of Net Assets Available for Benefits, with Fund Information

                                December 31, 1998


                                                                            Common       Employee
                                      Income       Equity      Balanced      Stock         Loan
                Assets                 Fund         Fund         fund        Fund          Fund        Total
---------------------------------------------------------------------------------------------------------------
Investments, at fair value:
   Money market funds               $     --        136,242       33,096           23         --        169,361
   U.S. Government securities             --           --         87,688         --           --         87,688
   Corporate bonds                     400,666         --        110,737         --           --        511,403
   Common stocks                          --      1,163,989      259,479    2,452,758         --      3,876,226
   Employees' loans                       --           --           --           --        222,719      222,719
                                    ---------------------------------------------------------------------------
                                       400,666    1,300,231      491,000    2,452,781      222,719    4,867,397
                                    ---------------------------------------------------------------------------
Receivables:
   Accrued interest and dividends            1        2,820        4,089           13         --          6,923
   Due from employees                    6,027       25,773       10,520        6,501         --         48,821
   Due from employer                       458        4,395          890        8,411         --         14,154
                                    ---------------------------------------------------------------------------
                                         6,486       32,988       15,499       14,925         --         69,898
                                    ===========================================================================
Net assets available for
benefits                            $  407,152    1,333,219      506,499    2,467,706      222,719    4,937,295
                                    ===========================================================================


See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

      Statement of Net Assets Available for Benefits, with Fund Information

                                December 31, 1997

                                                                            Common       Employee
                                      Income       Equity      Balanced      Stock         Loan
                Assets                 Fund         Fund         fund        Fund          Fund        Total
---------------------------------------------------------------------------------------------------------------
Investments, at fair value:
   Cash                             $     --           --            300         --           --            300
   Money market funds                     --         53,448       38,730           17         --         92,195
   U.S. Government securities             --           --        120,881         --           --        120,881
   Corporate bonds                     350,206         --         80,874         --           --        431,080
   Common stocks                          --      1,172,424      214,155    2,949,044         --      4,335,623
   Preferred stock                      10,600         --           --           --           --         10,600
   Employees' loans                       --           --           --           --        186,187      186,187
                                    ---------------------------------------------------------------------------
                                       360,806    1,225,872      454,940    2,949,061      186,187    5,176,866
                                    ---------------------------------------------------------------------------
Receivables:
   Accrued interest and dividends         --          1,955        4,383           19         --          6,357
   Due from employees                    5,598       18,538        9,569        4,062         --         37,767
   Due from employer                      --           --           --         10,340         --         10,340
                                    ---------------------------------------------------------------------------
                                         5,598       20,493       13,952       14,421         --         54,464
                                    ===========================================================================
Net assets available for
benefits                            $  366,404    1,246,365      468,892    2,963,482      186,187    5,231,330
                                    ===========================================================================


See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

           Statement of Changes in Net Assets Available for Benefits,
                              with Fund Information

                          Year ended December 31, 1998


                                                                                  Common      Employee
                                       Income        Equity        Balanced        Stock        Loan
                                        Fund          Fund           fund          Fund         Fund         Total
---------------------------------------------------------------------------------------------------------------------
Investment income:
   Dividends on Iroquois Bancorp
      Inc. common stock              $     --            --            --          46,178          --          46,178
   Interest and dividends                   907        30,042        22,416           171        16,442        69,978
   Net appreciation(depreciation)
   in fair value of investments          24,419      (164,702)      (15,208)     (555,737)         --        (711,228)
                                     --------------------------------------------------------------------------------
                                         25,326      (134,660)        7,208      (509,388)       16,442      (595,072)
                                     --------------------------------------------------------------------------------
Contributions:
   Employees                             41,876       166,862        90,591        53,592          --         352,921
   Employer                               2,905        22,687         5,998       108,063          --         139,653
                                     --------------------------------------------------------------------------------
                                         44,781       189,549        96,589       161,655          --         492,574
                                     --------------------------------------------------------------------------------

         Total additions                 70,107        54,889       103,797      (347,733)       16,442      (102,498)
                                     --------------------------------------------------------------------------------

Benefits paid to participants            14,973        52,205        22,690        67,775          --         157,643

Administrative expenses                   1,493        16,857         6,975         8,569          --          33,894
                                     --------------------------------------------------------------------------------

         Total deductions                16,466        69,062        29,665        76,344          --         191,537
                                     --------------------------------------------------------------------------------

Transfers among funds                   (12,893)      101,027       (36,525)      (71,699)       20,090          --
                                     --------------------------------------------------------------------------------
   Net increase(decrease)                40,748        86,854        37,607      (495,776)       36,532      (294,035)

Net assets available for benefits:
   Beginning of year                    366,404     1,246,365       468,892     2,963,482       186,187     5,231,330
                                     --------------------------------------------------------------------------------

   End of year                       $  407,152     1,333,219       506,499     2,467,706       222,719     4,937,295
                                     ================================================================================


See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

           Statement of Changes in Net Assets Available for Benefits,
                              with Fund Information

                          Year ended December 31, 1997


                                                                                Common       Employee
                                       Income        Equity      Balanced        Stock         Loan
                                        Fund          Fund         fund          Fund          Fund         Total
--------------------------------------------------------------------------------------------------------------------
Investment income:
   Dividends on Iroquois Bancorp
      Inc. common stock              $     --            --           --          41,122          --          41,122
   Interest and dividends                 1,000        24,576       19,434           420        14,499        59,929
   Net appreciation in fair value
      of investments                     22,868       206,904       43,832       974,819          --       1,248,423
                                     -------------------------------------------------------------------------------
                                         23,868       231,480       63,266     1,016,361        14,499     1,349,474
                                     -------------------------------------------------------------------------------
Contributions:
   Employees                             38,018       149,766       69,876        42,490          --         300,150
   Employer                                --            --           --         109,444          --         109,444
                                     -------------------------------------------------------------------------------
                                         38,018       149,766       69,876       151,934          --         409,594
                                     -------------------------------------------------------------------------------

         Total additions                 61,886       381,246      133,142     1,168,295        14,499     1,759,068
                                     -------------------------------------------------------------------------------

Benefits paid to participants            56,560       107,126       40,535       195,134          --         399,355

Administrative expenses                   1,808        13,325        5,791         7,426          --          28,350
                                     -------------------------------------------------------------------------------

         Total deductions                58,368       120,451       46,326       202,560          --         427,705
                                     -------------------------------------------------------------------------------

Transfers among funds                    (9,743)       54,296       (6,813)       (4,876)      (32,864)         --
                                     -------------------------------------------------------------------------------
   Net increase(decrease)                (6,225)      315,091       80,003       960,859       (18,365)    1,331,363

Net assets available for benefits:
   Beginning of year                    372,629       931,274      388,889     2,002,623       204,552     3,899,967
                                     -------------------------------------------------------------------------------

   End of year                       $  366,404     1,246,365      468,892     2,963,482       186,187     5,231,330
                                     ===============================================================================


See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

                          Notes to Financial Statements
                                December 31, 1998


(1)  Description of the Plan

     The following description of the Iroquois Bancorp, Inc. 401(K) Savings Plan
     (Plan) is provided for general informational purposes only. Participants should refer to the Plan agreement for more complete information.

     General

     The Plan is a defined contribution plan sponsored by Iroquois Bancorp, Inc. (the "Company") for the benefit of its employees and the employees of its wholly owned subsidiaries, Cayuga Bank and The Homestead Savings (FA). Employees may elect to participate in the Plan after completion of 1,000 hours of service in a Plan year and attainment of age 21. Participants may not be subject to the terms of a collective bargaining agreement with the Company, or its subsidiaries.

     Description of Funds

     Participants elect to have their contributions allocated to any combination of the Plan's funds. The following is a description of the investment of each fund:

          Income Fund - Contracts issued by insurance companies, money market and other fixed income funds, interest-bearing savings accounts, term accounts and certificates of deposit.

          Equity Fund - Common stock, securities convertible into common stock and money market funds.

          Balanced Fund - Common stock, securities convertible into common stock, bonds, notes, debentures, and money market funds.

          Common Stock Fund - Common stock of the Company and money market funds or interest-bearing savings accounts.

     Contributions

     Contributions to the Plan are determined as follows:

     (1) Employee contributions are 1% to 10% of the participant's compensation, as defined, and are subject to IRS limitations for any Plan year.

     (2) Employer matching contributions are equal to 50% of employee contributions for any Plan year up to 6% of compensation, as defined. The Company may also contribute to the Plan a discretionary amount as determined by the Board of Directors.

     Participants' Accounts

     An account is maintained for each participant. The fair value of each participant's account is determined as of each valuation date. The change in the fair value of each participant's account includes the effect of employer and employee contributions, income collected or accrued, realized and unrealized appreciation or depreciation of assets, distributions, withdrawals, expenses, and all other transactions affecting the assets.

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

                          Notes to Financial Statements

(1)  Description of the Plan (continued)

     Participants may elect to transfer their interest between funds in multiples of 10% of either account balance or annual contributions.

     Net investment income by fund is allocated to each participant's account based on the proportion in which the value of each participant's account bears to the total value of all participants' accounts.

     Participants who have attained age 59 1/2 may withdraw the portion of their account attributed to employee contributions prior to normal retirement (age 65).

     Forfeitures are applied to the Company's matching and discretionary contributions as a reduction of those contributions.

     As of any valuation date, a participant with a hardship, as defined in the Internal Revenue Code, may withdraw funds available for hardship withdrawal.

     Participants have the right to borrow from their accounts, amounts not exceeding 50% of the participant's vested balance and not less than $1,000. The interest rate charged on employee loans is based on the prime rate at the time a loan is granted. Loans shall be for a period of not less than one year and not more than ten years. These loans are subject to terms and conditions as set forth by the plan administrator. Participant loans are treated as a transfer from the participant directed accounts into the Loan Fund. Principal and interest payments on the loans are allocated to the Loan Fund and transferred to the participant directed accounts based on their current investment allocations.

     Vesting

     Cumulative employer contributions and related income become vested at the rate of 20% per year during the first five years of employment. After five years of employment, employer contributions vest immediately to the benefit of the employee. Upon attaining age 65, retirement, death, full or partial Plan termination, or a change in control of the Company, as defined, a participant becomes 100% vested in the portion of their accounts attributable to employer contributions.

     Payment of Benefits

     Vested benefits are payable in a lump-sum payment.

     Participants' Claims Upon Plan Termination

     Although it has not expressed any intent to do so, the Company may terminate the Plan, subject to the provisions of ERISA, at any time. In the event the Plan is terminated, participants will become fully vested in their asset accounts and their accounts will be paid to them as provided by the Plan document.

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

                          Notes to Financial Statements


(2)  Summary of Significant Accounting Policies

     Basis of Presentation

     The accompanying financial statements have been prepared on the accrual basis of accounting, adjusted for fair value changes of assets. Management of the Plan has made estimates and assumptions relating to the reporting of net assets available for plan benefits to prepare the financial statements. Actual results could differ from those estimates.

     Investment Valuation and Income Recognition

     Marine Midland Bank, NA is Custodian and Trustee for the Plan. Clover Capital Management, Inc. manages the equity and balanced funds and Marine Midland Bank, NA manages the income, common stock and employee loan funds.

     The Plan's investments are stated at fair value. The fair values are determined as follows:

     Stocks and corporate bonds are valued at the closing prices on national exchanges.

     Investments in certificates of deposit, money market funds, savings accounts and employee loans are stated at cost which approximates fair value.

     Investments in U.S. Government and U.S. Government Agency obligations are stated at fair value based on quoted market prices.

     Investment contracts with insurance companies are stated at the cost of the underlying contract plus interest earned to date as reported to the Plan, which approximates fair value.

     Security transactions are accounted for on a trade date basis. Realized gains and losses on securities are derived using the specific identification method for determining the cost of securities.

     Administrative Expenses

     All normal expenses of operating and administering the Plan are paid by the Plan except to the extent paid by the Company.

     Payment of Benefits Benefits are recorded when paid.

     Federal Income Taxes

     The Internal Revenue Service issued its latest determination letter on November 3, 1993 which stated that the Plan and its underlying trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. In the opinion of the plan administrator, the Plan and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Company contributions or on investment earnings on such contributions at the time such contributions and investment earnings are received by the Trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

                          Notes to Financial Statements




(3)  Investments

     The following table presents the fair value of investments. Investments that represent 5 percent or more of the Plan's net assets available for plan benefits are separately identified.


                                        Number of
                                        Shares or
                                        Principal
December 31, 1998                         Amount
                                        ----------
                                                                                         Common      Employee
                                                     Income     Equity       Balanced     Stock        Loan
                                                      Fund       Fund          Fund       Fund         Fund       Total
                                                    ---------------------------------------------------------------------
Investments at fair value
as determined by quoted
market price:
   U.S. Government securities              75,351   $    --          --        87,688        --          --        87,688
   Corporate bonds:
      Marine Midland Collective Trust      18,088     400,666        --          --          --          --       400,666
      Other                               110,000        --          --       110,737        --          --       110,737
   Common stocks:
      Iroquois Bancorp, Inc.              116,798        --          --          --     2,452,758        --     2,452,758
      Other                                66,239        --     1,163,989     259,479        --          --     1,423,468
                                                    ---------------------------------------------------------------------
                                                      400,666   1,163,989     457,904   2,452,758        --     4,475,317
                                                    ---------------------------------------------------------------------
Investments valued at cost, which
approximates fair value:
   Employee loans                            --          --          --          --          --       222,719     222,719
   Money market funds                     169,361        --       136,242      33,096          23        --       169,361
                                                    ---------------------------------------------------------------------
                                                         --       136,242      33,096          23     222,719     392,080

                                                    $ 400,666   1,300,231     491,000   2,452,781     222,719   4,867,397
                                                    =====================================================================

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

                          Notes to Financial Statements


(3)      Investments (continued)

                                        Number of
                                        Shares or
                                        Principal
December 31, 1997                         Amount
                                        ----------
                                                                                         Common      Employee
                                                     Income     Equity       Balanced     Stock        Loan
                                                      Fund       Fund          Fund       Fund         Fund       Total
                                                    ---------------------------------------------------------------------
Investments at fair value
as determined by quoted
market price:
   U.S. Government securities             111,721   $    --          --       120,881        --          --       120,881

   Corporate bonds:
      Marine Midland Collective Trust      16,881     350,206        --          --          --          --       350,206

      Other                                80,000        --          --        80,874        --          --        80,874
   Common stocks:
      Iroquois Bancorp, Inc.              114,526        --          --          --     2,949,044        --     2,949,044
      Other                                59,291        --     1,172,424     214,155        --          --     1,386,579
   Preferred stock                            106      10,600        --          --          --          --        10,600
                                                    ---------------------------------------------------------------------
                                                      360,806   1,172,424     415,910   2,949,044        --     4,898,184
                                                    ---------------------------------------------------------------------
Investments valued at cost, which
approximates fair value:
   Employee loans                            --          --          --          --          --       186,187     186,187
   Cash                                      --          --          --           300        --          --           300
   Money market funds                      92,195        --        53,448      38,730          17        --        92,195
                                                    ---------------------------------------------------------------------
                                                         --        53,448      39,030          17     186,187     278,682

                                                    $ 360,806   1,225,872     454,940   2,949,061     186,187   5,176,866
                                                    =====================================================================

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

                          Notes to Financial Statements


(3)      Investments (continued)


The Plan's investments (including investments bought, sold, and held during the year) appreciated(depreciated) in value by $(711,228) and $1,248,423 during 1998 and 1997, respectively, as follows:


                          Year ended December 31, 1998

                                                                        Common    Employee
                                Income        Equity        Balanced     Stock      Loan
                                 Fund          Fund           Fund       Fund       Fund         Total
                             --------------------------------------------------------------------------
U.S. Government securities   $     --            --           4,665        --         --          4,665
Corporate bonds                  24,419          --            (347)       --         --         24,072
Common Stock                       --        (164,702)      (19,526)   (555,737)      --       (739,965)
                             --------------------------------------------------------------------------
                             $   24,419      (164,702)      (15,208)   (555,737)      --       (711,228)
                             ==========================================================================
                          Year ended December 31, 1997

                                                                        Common    Employee
                                Income        Equity        Balanced     Stock      Loan
                                 Fund          Fund           Fund       Fund       Fund         Total
                             --------------------------------------------------------------------------
U.S. Government securities   $     --            --           3,215        --         --          3,215
Corporate bonds                  22,868          --           1,349        --         --         24,217
Common Stock                       --         206,904        39,268     974,819       --      1,220,991
                             --------------------------------------------------------------------------
                             $   22,868       206,904        43,832     974,819       --      1,248,423
                             ==========================================================================


                                                                      Schedule 1
                                                                      ----------


                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                                   Income Fund

                                December 31, 1998


  Number
 of Shares
or Par Value                           Description                      Cost          Fair Value
------------                           -----------                      ----          ----------
   18,088*            Marine Midland Collective Trust                 $331,128         $400,666
                      Managed Guaranteed Investment contract          ========         ========



*    Party in interest

                                                                      Schedule 2
                                                                      ----------

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                                   Equity Fund
                                December 31, 1998

   Number
 of Shares
or Par Value                  Description                   Cost            Fair Value
------------                  -----------                   ----            ----------
               Money Market Funds
               ------------------
  136,242      Provident Institutional Funds             $  136,242         $  136,242
                                                         ----------         ----------
               Common Stocks
               -------------
      700      AGL Resources Inc.                            14,005             16,144
    3,800      Agrium Inc.                                   43,029             33,012
      700      American Greetings Corp. Cl A                 27,932             28,744
    2,384      Ascent Entmt Group Inc.                       23,713             17,582
      400      Avnet Inc.                                    19,444             24,200
      350      Bausch & Lomb Inc.                            19,644             21,000
      300      Baxter Intl Inc.                              18,865             19,294
      750      BCE Inc.                                      21,789             28,453
      729      Chateau Cmntys Inc.                           15,951             21,369
    3,800      Citizens Utils Co. Del Cl B                   29,520             30,400
    2,000      Clayton Homes Inc.                            33,714             27,625
      400      Crown Cork & Seal Inc.                        22,295             12,325
    1,200      DeBeers Cons. Mines Ltd Adr Defd              18,000             15,300
    1,200      Department 56 Inc.                            34,602             45,075
      500      Dow Jones & Co. Inc.                          20,577             24,062
      400      Eastern Enterprises                           15,775             17,500
      400      Electronic Data Sys. Corp. New                18,978             20,075
    2,700      Frontier Corp.                                55,898             91,800
    1,200      Geon Co.                                      27,417             27,600
      500      Hannaford Brothers Co.                        22,212             26,500
      800      Harman Intl. Inds. Inc. New                   32,248             30,500
      800      King World Productions Inc.                   13,922             23,550
    1,200      Kroger Co.                                    15,596             72,600
    1,500      Mapics Inc.                                   12,691             24,750
      750      Marcam Solutions Inc.                          4,231              4,688
    3,020      Meditrust                                     55,294             45,300
      700      Morton Intl. Inc. Ind. New                    21,890             17,150
      250      NAC Re Corp.                                  12,919             11,734
      400      Network Assocs. Inc.                          21,672             26,500
    1,500      Nine West Group Inc.                          42,007             23,344
      500      Northwest Nat. Gas Co.                        13,338             12,937
      800      Occidental Petr. Corp.                        20,452             13,500
      500      Oracle Sys. Corp.                             18,091             21,562
    1,300      Pioneer Nat Res Co.                           18,278             11,375
      400      PMI Group Inc.                                21,395             19,750
      600      Policy Mgmt Sys. Corp.                         9,145             30,300
      500      Potlatch Corp.                                18,536             18,438
      300      Renaissance RE Holdings Ltd.                  14,340             10,987
    2,200      Santa Fe Energy Res. Inc.                     17,693             15,950
      400      Sears Roebuck & Co.                           20,073             17,000
      900      Storage Tr Rlty Sh Ben Int                    18,225             21,037
      800      Sungard Data Sys Inc.                         16,813             31,750
    1,400      Ucar Intl Inc.                                48,465             24,938
    5,777      United Biscuits Group                         31,878             23,091
      500      Wells Fargo & Co. New                         18,719             19,969
    1,300      Yellow Corp.                                  25,269             24,862
      450      York Intl Corp New                            18,318             18,366
                                                         ----------         ----------
                                                          1,084,858          1,163,989
                                                         ----------         ----------

                                                         $1,221,100         $1,300,231
                                                         ==========         ==========

                                                                      Schedule 3
                                                                      ----------

                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN
          Item 27a - Schedule of Assets Held for Investment Purposes -
                                  Balanced Fund
                                December 31, 1998

   Number
 of Shares
or Par Value                  Description                          Cost            Fair Value
------------                  -----------                          ----            ----------
               Money Market Funds
               ------------------
   33,096      Provident Institutional Funds                     $ 33,096           $ 33,096
                                                                 --------           --------
               Government
               ----------
   10,000      U.S. Treasury Note  6.25%   2/15/03                 10,279             10,569
   10,000      U.S. Treasury Note  7.25%   8/15/04                 10,483             11,247
   10,000      U.S. Treasury Note  9.375%  2/15/06                 10,557             12,775
   15,000      U.S. Treasury Note  6.25%   2/15/07                 15,628             16,453
   25,000      U.S. Treasury Note  7.50%   11/15/16                26,109             31,086
    5,351      GNMA Gtd Pass thru Ctf Pool #212177                  5,547              5,558
                                                                 --------           --------
                                                                   78,603             87,688
                                                                 --------           --------
               Corp Bonds
               ----------
   10,000      Abbott labs NT 5.60% 10/01/03                        9,323             10,194
   15,000      Canandaigua Wine Inc. SR NT 8.75% 12/15/03          14,606             15,450
   15,000      Lilly Inds Inc. SR NT Ser B 7.75% 12/01/07          15,418             15,641
   15,000      Meditrust NT 7.00% 8/15/07                          14,854             12,348
   15,000      Pitney Bowes Cr Corp. SR DEB 5.65% 1/15/03          14,792             15,114
   15,000      Private Export Fdg Corp. Seed NT 6.62% 10/01/05     15,578             16,163
   15,000      Tenet Healthcare Corp. SR NT 8.00% 1/15/05          15,081             15,487
   10,000      Zeneca Wilmington Inc. GTD NT 6.30% 6/15/03          9,650             10,340
                                                                 --------           --------
                                                                  109,302            110,737
                                                                 --------           --------
               Common Stocks
               -------------
      250      AGL Resources Inc.                                   4,606              5,766
      900      Agrium Inc.                                         10,191              7,819
      200      American Greetings Corp. Cl A                        7,981              8,213
      195      Ascent Entmt Group Inc.                              1,672              1,438
      100      Avnet Inc.                                           4,861              6,050
      100      Bausch & Lomb Inc.                                   5,613              6,000
       75      Baxter Intl Inc.                                     4,716              4,823
      312      Chateau Cmntys Inc.                                  6,602              9,145
      900      Citizen Utils Co. Del Cl B                           6,992              7,200
      300      DeBeers Cons Mines Ltd ADR Defd                      4,500              3,825
      400      Department 56 Inc.                                  10,795             15,025
      150      Eastern Enterprises                                  5,811              6,562
      100      Electronic Data Sys. Corp. New                       4,744              5,019
      700      Frontier Corp.                                      13,629             23,800
      100      Hannaford Brothers Co.                               4,830              5,300
      200      Harman Intl. Inds. Inc. New                          8,062              7,625
      400      King World Productions Inc.                          6,930             11,775
      400      Kroger Co.                                           5,199             24,200
      400      Mapics Inc.                                          6,718              6,600
      400      Meditrust                                            8,853              6,000
      100      Networks Assocs Inc.                                 5,418              6,625
      400      Nine West Groups Inc.                               11,202              6,225
      200      Northwest Nat Gas Co.                                5,360              5,175
      125      Oracle Sys Corp.                                     4,523              5,391
      325      Pioneer Nat Res Co.                                  4,569              2,844
      100      PMI Group Inc.                                       5,349              4,937
      125      Potlatch Corp.                                       4,634              4,609
      600      Santa Fe Energy Res. Inc.                            4,825              4,350
      150      Sears Roebuck & Co.                                  7,527              6,375
      300      Storage Tr Rlty Sh Ben Int                           6,590              7,013
      400      Ucar Intl Inc.                                      13,440              7,125
    2,222      United Biscuits Group                               11,305              8,881
      125      Wells Fargo & Co. New                                4,680              4,992
      400      Yellow Corp.                                         8,170              7,650
      125      York International Corp. New                         5,088              5,102
                                                                 --------           --------
                                                                  235,985            259,479
                                                                 --------           --------
                                                                 $456,986           $491,000
                                                                 ========           ========

                                                                      Schedule 4
                                                                      ----------




                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                                Common Stock Fund

                                December 31, 1998


   Number
 of Shares
or Par Value                  Description                          Cost           Fair Value
------------                  -----------                          ----           ----------
               Money Market Funds
               ------------------
      23 *     Marine Midland Collective Trust                  $       23        $      23
               Short Term Investment Fund

               Common Stocks
               -------------
  116,798 *    Iroquois Bancorp, Inc.                            1,378,254         2,452,758
                                                                ----------        ----------

                                                                $1,378,277        $2,452,781
                                                                ==========        ==========


* Party In Interest

                                                                      Schedule 5
                                                                      ----------


                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes -
                               Employee Loan Fund

                                December 31, 1998

   Par
  Value                      Description                             Cost         Fair Value
  -----                      -----------                             ----         ----------
               Employees' Loans
               ----------------
  222,719      Loans to Employees at various rates ranging from    $ 222,719      $ 222,719
               7.25% to 9.0% with maturities ranging from 1 year   =========      =========
               to 10  years

                                                                      Schedule 6
                                                                      ----------


                             IROQUOIS BANCORP, INC.
                               401(K) SAVINGS PLAN

               Item 27d - Schedule of Reportable (5%) Transactions

                          Year ended December 31, 1998


                                                                                                          Value of
                                                                                                           Asset on
                                                  Purchase        Selling      Expenses                  Transaction       Net
   Date      Party/Description                      Price          Price       Incurred       Cost           Date         Gain
---------------------------------------------------------------------------------------------------------------------------------
Various      Marine Midland Bank
             Collective Trust
             Short Term Investment Fund
             Directed                            $  394,925           --          --          394,925         394,925        --
Various      Marine Midland Bank
             Collective Trust
             Short Term Investment Fund
             Directed                                  --          394,924        --          394,924         394,924        --
Various      Iroquois Bancorp, Inc.
             Common Stock                           214,253           --          --          214,253         214,253        --
Various      Iroquois Bancorp, Inc.
             Common Stock                              --          136,651        --           66,418         136,651      70,233
Various      Marine Midland Bank
             Provident Institutional Funds        1,376,853           --          --        1,376,853       1,376,853        --
Various      Marine Midland Bank
             Provident Institutional Funds             --        1,299,698        --        1,299,698       1,299,698        --